Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y Shares' Prospectuses of Pioneer Treasury Reserves Fund, Pioneer Government Income Fund, and Pioneer Classic Balanced Fund, and in the Class 1, Class 2, and Class 3 Shares' Prospectus of Pioneer Institutional Money Market Fund; and Disclosure of Portfolio Holdings, "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Treasury Reserves Fund, Pioneer Government Income Fund, and Pioneer Classic Balanced Fund, and in the Class 1, Class 2, and Class 3 Share's Statement of Additional Information of Pioneer Institutional Money Market Fund; and to the incorporation by reference of our reports, dated September 17, 2007, on the financial statements and financial highlights of Pioneer Treasury Reserves Fund, Pioneer Government Income Fund, Pioneer Classic Balanced Fund, and Pioneer Institutional Money Market Fund, in the Annual Reports to the Shareowners for the year ended July 31, 2007 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A, No. 333-126384) of Pioneer Series Trust IV.



                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 26, 2007